AGREEMENT OF LEASE


         Agreement of Lease, made this 19th day of February, 1998, between FR ACQUISITIONS, INC., a Maryland corporation, party of the first part, hereinafter referred to as Owner, and DI GIORGIO CORPORATION, a Delaware corporation, party of the second part, hereinafter referred to as Tenant.

                                   WITNESSETH:

         Owner hereby leases to Tenant and Tenant hereby hires from Owner all of the land, property and improvements, known as and by the following street address, 700 Dibblee Drive, Garden City, New York, in the County of Nassau, State of New York, for the term of two (2) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the ________ day of __________________, 1998, and to end on the __________ day of
_______________, 20___ and both dates inclusive, at an annual rental rate of ONE MILLION FIVE HUNDRED TWENTY-FIVE THOUSAND FIVE HUNDRED DOLLARS and 00/100 ($1,525,500.00) which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment on the commencement date.

         The  parties  hereto,  for  themselves,   their  heirs,   distributees,
executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

         1.       RENT

                  Tenant shall pay the rent as above and as hereinafter provided.

         2.       OCCUPANCY

                  Tenant shall use and occupy demised premises for warehousing and distributing products that are not hazardous materials (as defined in the annexed Rider) with appurtenant offices (including computer room) and/or for all other purposes which are lawful and in compliance with the certificate of occupancy for the demised premises provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

         3.       ALTERATIONS - See Rider

                  If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by payment or filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed


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in the  premises at any time,  either by Tenant or by Owner on Tenant's  behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense. Subject to Rider

         4.       REPAIRS

                  Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities and the windows and window frames and, the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails , after thirty (30) days notice, to proceed with due diligence to commence repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the reasonable expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. The provisions of this
Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

         5.       WINDOW CLEANING

                  Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of
Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards, and Appeals, or of any other Board or body having or asserting jurisdiction.

         6.       REQUIREMENTS OF LAW, FIRE INSURANCE

                  Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or


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not arising out of Tenant's use or manner of use thereof. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public lability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premisses except
as  now  or  hereafter   permitted  by  the  Fire  Department,   Board  of  Fire
Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

         7.       SUBORDINATION

                  This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may reasonably request, provided it provides for non-disturbance.

         8.       TENANT'S LIABILITY INSURANCE PROPERTY LOSS, DAMAGE,
                  INDEMNITY

                  Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or it agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees, unless due to Landlord's gross negligence. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor,


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employee,  invitee  or  licensee  of any  sub-tenant.  In  case  any  action  or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding.

         9.       DESTRUCTION, FIRE AND OTHER CASUALTY

                  If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. Owner and Tenant each hereby releases and waives all right of recovery above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

         10.      EMINENT DOMAIN

                  If in whole or any material part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, at Tenant's option, to be exercised by a written notice delivered within thirty (30) days of the taking by Eminent Domain, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner's award.

         11.      ASSIGNMENT, MORTGAGE, ETC.

                  Tenant,  for  itself,  its  heirs,  distributees,   executors,
administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance; not to be unreasonably withheld. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

         12.      ELECTRIC CURRENT - (Deleted)

         13.      ACCESS TO PREMISES

                  Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, upon reasonable notice, to examine the same and to make such repairs, replacements and improvements as Owner may elect to perform in the premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. In accessing the demised premises, Landlord shall act so as to not to significantly interfere with Tenant's business operations and shall give reasonable prior notice of said access. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the demised premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.

         14.      VAULT, VAULT SPACE, AREA

                  No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

         15.      OCCUPANCY

                  Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for and shall procure and maintain such license or permit.

         16.      BANKRUPTCY

                  (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant to an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this Lease.

                  (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.





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         17.      DEFAULT

                  If Tenant defaults in fulfilling its covenant to any rent or additional rent, and Tenant fails to cure said default, (i) as to the first such default in any calendar year in the payment of base rent and as to all defaults in the payment of additional rent, within five (5) days of written notice of said default and (ii) as to all other defaults in payment of base rent within ten (10) days of the date on which said payment was due, the Owner may serve a five (5) day notice of cancellation, and upon the expiration of said five (5) days this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

                  (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted "or if this lease be rejected under ss.235 of Title 11 of the US Code (Bankruptcy code);" or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; then in any one or more of such events, upon Owner serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with our remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced during such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

                  (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises and dispossess Tenant by summary proceedings and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

         18.      REMEDIES OF OWNER AND WAIVER OF REDEMPTION

                  In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or other wise, (A) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (B) Owner may re-let the


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premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (C) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

         19.      FEES AND EXPENSES

                  If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs and obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any action or proceedings, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

         20.      BUILDING ALTERNATIONS AND MANAGEMENT - (Deleted)

         21.      NO REPRESENTATIONS BY OWNER

                  Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

         22.      END OF TERM

                  Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, free of debris, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises subject to the Rider. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

         23.      QUIET ENJOYMENT

                  Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

         24.      FAILURE TO GIVE POSSESSION - (Deleted)

         25.      NO WAIVER

                  The failure of either party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks rendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

         26.      WAIVER OF TRIAL BY JURY

                  It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with the lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for mandatory counterclaims.

         27.      INABILITY TO PERFORM

                  This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if Owner is prevented or delayed from doing so by reason of strike or labor troubles or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

         28.      BILLS AND NOTICES

                  Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at Di Giorgio Corporation, 380 Middlesex Avenue, Carteret, NJ 07008, Attn: Mr. Richard B. Neff, CFO and EVP, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail or by nationally recognized overnight carrier addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

         29.      WATER CHARGES

                  (See Rider)

         30.      SPRINKLERS

                  Anything   elsewhere   in   this   lease   to   the   contrary
notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature.

         31.      ELEVATORS, HEAT, CLEANING - (Deleted)

         32.      SECURITY - (Deleted)

         33.      CAPTIONS

                  The Captions are inserted only as a mater of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

         34.      DEFINITIONS

                  The term "Owner" as used in this lease means only the owner, of the fee or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder accruing from and after the sale, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder accruing from and after the sale. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating
Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

         35.      ADJACENT EXCAVATION - SHORING

                  If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

         36.      RULES AND REGULATIONS - (Deleted)

         37.      GLASS - (Deleted)

         38.      ESTOPPEL CERTIFICATE - (Deleted)

         39.      DIRECTORY BOARD LISTING - (Deleted)

         40.      SUCCESSORS AND ASSIGNS

                  The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate an interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgement (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

         See Rider annexed hereto and made a part hereof.


         IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                     FR ACQUISITIONS, INC.
Witness for Owner:

____________________________         By: ______________________________________



                                     DI GIORGIO CORPORATION
Witness for Tenant

____________________________         By: ______________________________________

                                 ACKNOWLEDGMENTS


CORPORATE TENANT

STATE OF NEW JERSEY                         s.s.:

County of Middlesex


         On this ____ day of February,  1998, before me personally came Lawrence
S. Grossman to me known, who being by me duly sworn, did depose and say that he is the Vice President of Di Giorgio Corporation , the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                           --------------------------

                             RIDER TO LEASE BETWEEN



FR ACQUISITIONS, INC.,a Maryland corporation,


                                                                     AS LANDLORD


                                       AND



Di GIORGIO CORP., a Delaware corporation,


                                                                       AS TENANT



41.      RIDER CONTROLS:

         In case of a conflict between the provisions of this rider, and the printed provisions of this lease, the provisions of this rider shall prevail.

42.      ADDITIONAL RENT/OPERATING EXPENSES:

         Any sums of money required to be paid under this lease by Tenant in addition to the rent herein provided, shall be deemed "additional rent due and payable." It shall be paid after demand therefor with the rent next due or as may be otherwise provided herein. Such additional rent shall be deemed to be and shall constitute rent hereunder and shall be collectible in the same manner and with the same remedies as if they had been rents originally reserved herein. Tenant's obligation to pay additional rent shall survive the earlier termination and/or expiration of the term of this lease. If Landlord receives from Tenant any payment less than the sum of the annual rental rate, additional rent, and other charges then due and owing, Landlord, in its sole discretion, may allocate such payment in whole or in part to any annual rental rate, any additional rent, and/or other charge or to any combination thereof. Landlord's failure to deliver to Tenant a statement showing Tenant liability for additional rent for any portion of the term of this lease during the term of this lease shall neither prejudice or waive Landlord's right to deliver any such statement for a subsequent period or to include in such subsequent period a previous period.

43.      LATE CHARGE/RETURNED CHECK CHARGE:

         (a) Tenant shall pay a late charge of 5% of any payment of rent or additional rent or any other sum of money or payment not received by Landlord within ten (10) days after the same is due. Such late charge shall be in addition to all of Landlord's other rights and remedies hereunder in the event of Tenant's default and shall be payable as additional rent.

         (b) If any check tendered by Tenant to Landlord is returned by the bank for non-payment for any reason whatsoever, there will be an administrative charge of $25.00 per check, each time it is returned which amount shall be deemed additional rent.

44.      TAXES:

     (a) The Tenant shall pay any and all Real Estate Taxes accruing during the term of this lease for the demised premises directly to the municipality or governmental authority assessing such Real Estate Taxes before such payment is due without penalty. Tenant shall provide Landlord with reasonable proof of payment of any such Real Estate Taxes within twenty (20) days after written request. If Tenant shall fail to make any such payment prior to the imposition of penalties, Landlord shall have the right, but not the obligation to pay such Real Estate Taxes and any payment made by Landlord for such Real Estate Taxes shall be deemed additional rent under this lease and shall accrue interest at a per annum fixed rate equal to the Prime Rate plus two (2) percentage points (the "Interest Rate") from the date paid by Landlord until Tenant shall reimburse Landlord for such payment. The Prime Rate shall be the "prime rate" announced by the Chase Manhattan Bank from the time to time.

         (b) Real Estate Taxes shall mean any and all taxes, assessments, sewer and water rents, rates and charges, license fees, impositions, liens, and all other municipal and governmental charges of any nature whatsoever (except only inheritance, franchise and estate taxes and income taxes not herein expressly agreed to be paid by Tenant), whether general or special, ordinary or extraordinary foreseen or unforeseen which may presently or in the future become due or payable or which may be levied, assessed or imposed by any taxing authority against the demised premises, including without limitation, all taxes and assessments for improving any streets, alleys, sidewalks, sidewalk vaults and alley vaults, if any.

         (c) (i) If required to be paid to the holder of the first mortgage affecting the demised premises (provided same is not Landlord or an affiliate of Landlord), Landlord may, at its election, require Tenant to pay estimated monthly installments, in advance, of Real Estate Taxes which may be next due under this lease on the first day of each month, as additional rent. Said installments shall be equal to the estimated Real Estate Taxes next due (as reasonably estimated by the Landlord) less all installments already paid therefor, divided by the number of months that are to elapse before one month prior to the date when such Real Estate Taxes will become due. If Landlord shall exercise its rights hereunder, Landlord and not Tenant shall then pay the Real Estate Taxes directly or cause the mortgagee to pay the Real Estate Taxes.

                  (ii) Any deficiency in the amount of any such aggregate payment shall constitute a default under this lease entitling Landlord to all its rights and remedies hereunder as a default in the payment of rent, unless paid by Tenant within twenty (20) days after notice of such deficiency.

                  (iii) If the total of the payments made by the Tenant shall exceed the amount of payments actually made for Real Estate Taxes, such excess shall be promptly refunded to Tenant by the Landlord provided Tenant is not then in default beyond applicable grace period. If, however, said payments made by the Tenant shall not be sufficient to pay such Real Estate Taxes when same shall become due and payable, then, within ten (10) days of the notice of the deficiency from Landlord, the Tenant shall pay to the Landlord any amount necessary to make up the deficiency. If there shall be a default under any of the provisions of this lease and an action or proceeding shall be commenced as herein provided, the Landlord shall be and hereby is, authorized and empowered to apply, at the time of the commencement of such action or proceeding, or at any time thereafter, the balance then remaining in the funds accumulated for Real Estate Taxes as a credit against the rent and additional rent then remaining unpaid hereunder.

     (d) Not used.

     (e) Not used.

     (f) Landlord shall have the exclusive right to contest or protest the assessed value of the demised premises and the land and building of which it forms a part for all periods after the Commencement Date, provided, however, that if Landlord shall not have commenced such a proceeding within twenty (20) days after request from Tenant to do so, Tenant may, at its expense and cost, bring such a proceeding (in Landlord's name, if necessary). In the event that Landlord commences a tax certiorari proceeding without the consent and not at the request of Tenant and such tax certiorari proceeding results in an increased assessment, Tenant will not be responsible for any resulting increase in real estate taxes.

         (g) If as a result of any tax certiorari proceeding, whether previously settled, now pending or hereafter brought by either Landlord or Tenant, Landlord shall receive a refund of or credit against future payments of Real Estate Taxes (after deducting all costs and expenses incurred to collect same), for any year
(i) prior to the Commencement Date or (ii) in which this lease is in full force and effect and for which Tenant shall have paid the additional rent and annual rental rate set forth herein, then, provided this lease shall not have been terminated for Tenant's default, Tenant shall receive 100% of such refund which shall be pro rated for any partial year in which the term of this lease expires. This provision shall survive the expiration of the term of this lease. If as a result of a tax certiorari proceeding Tenant shall receive a refund in Real Estate Taxes (after deducting all costs and expenses incurred to collect same) which Landlord is entitled to receive, Tenant shall receive such payment on behalf of Landlord and pay Landlord such amount promptly after receipt.

45.      INSURANCE:

         Tenant shall, at its sole cost and expense, at all times during the term of this lease (and any extensions thereof) obtain and pay for and maintain in full force and effect the insurance policy or policies described in Schedule C attached hereto. Certified copies of all insurance policies required pursuant to this lease (or certificates thereof, in form and substance acceptable to Landlord), shall be delivered to Landlord not less than five (5) days prior to the commencement of the term of this lease. If Tenant fails to submit such policies or certificates to Landlord within the specified time, or otherwise fails to obtain and maintain insurance coverages in accordance with this paragraph, and such failure continues for more than ten (10) days after written notice from Landlord, then Landlord's sole option, may, but shall not be obligated to, procure such insurance on behalf of, and at the expense of, Tenant. Tenant shall reimburse Landlord for such amounts upon demand, it being understood that any such sums for which Tenant is required to reimburse Landlord shall constitute additional rent.

46.      TENANT TO PROVIDE FINANCIAL STATEMENT:

         Tenant agrees that upon request by Landlord or Landlord's Agent, as defined below, it will furnish to Landlord and to prospective or current mortgagees of the building, and/or land of which it forms a part, such publicly filed financial information as such current or prospective mortgagees may request.

47.      NO BROKER:

         (a) Each party represents and warrants to the other that no broker has earned or is otherwise entitled to a commission or finder's fee in connection with this leasing, except that Ralph Perna shall be entitled to a commission upon Tenant's exercise of the option granted hereunder, to be paid by Landlord. Each indemnifying party agrees to indemnify, defend, and hold harmless the other party for any and all costs, expenses, and liability including legal fees incurred by the other party as a result of a breach by the indemnifying party of the aforementioned warranty or any inaccuracy or alleged inaccuracy of the above representation.

         (b) If any lien shall be filed against the demised premises, or the building of which same is a part, by any broker based upon dealings with an indemnifying party, such lien shall be discharged by the indemnifying party within thirty (30) days thereafter, at the indemnifying party's expense, by payment or by filing the bond required by law.

48.      TENANT'S REPAIRS/MAINTENANCE:

         (a)      TENANT REPAIRS:

(i) Tenant shall, at its expense, throughout the term of this lease, maintain and preserve, in working order (i.e. the building operational and the roof free from leaks) and subject to paragraphs ll and 64 hereof, casualty excepted, the demised premises and the facilities and systems thereof (including, but not limited to, structural elements including the roof, the demised premises' parking lot, and the electrical, mechanical, HVAC, and plumbing systems). Without limiting the generality of the foregoing, Tenant, at its expense, shall promptly replace or repair all broken doors and broken glass in and about the demised premises and repair and maintain all sanitary and electrical fixtures therein. Any repairs or replacements required to be made by Tenant to the mechanical, electrical, sanitary, HVAC, or other systems of the demised premises shall be performed by qualified employees or appropriately licensed contractors approved by Landlord, which approval shall not be unreasonably withheld. All repairs and replacements shall be made with materials of equal or better quality than the items being repaired or replaced.

                  (ii) It is acknowledged by the parties hereto that the maintenance of the driveways, snow removal, sump (if any), parking areas, illumination of said parking areas, buffer area, live planting, fencing, and insuring of the parking area shall be the responsibility of the Tenant.

                  (iii) Tenant shall supply at its own expense all gas, electricity, fuel, heat, water, window cleaning and air conditioning.

                  (iv) To the extent that Requirements of Law (as defined in paragraph 6), including (I) any requirements pursuant to the Americans with Disabilities Act and the regulations promulgated thereunder and/or, (II) the installation of a sprinkler system, require any structural or capital repairs, the cost of such structural or capital repairs shall be amortized over their useful life and the resulting monthly payment shall be paid by Tenant as Additional Rent during the Term as the same may be extended. However, in the event said repairs are necessitated due to Tenant's Alterations or particular use of the Premises, Tenant shall bear full and complete responsibility for same.

                  (v) If Tenant does not maintain or repair such elements as provided in this Article, the Landlord may, but shall not be obligated to, after not less than thirty (30) days additional notice (except in the case of emergency), provided such period shall be extended if same can not be reasonably be performed within such 30 day period, for the reasonable period necessary, therefor, provided Tenant promptly commences same and diligently prosecutes same to completion, make the necessary repair or cure the defective condition at the expense of the Tenant and the Tenant shall reimburse Landlord promptly upon request therefor. The amount of such reimbursement shall be considered additional rent upon the failure of the Tenant to reimburse Landlord within ten
(10) days of demand thereof.

         (b)      VANDALISM:

                  Notwithstanding any contrary provision of this lease, Tenant, at its expense, shall make any and all repairs including structural repairs to the demised premises which may be necessitated by any break-in, forcible entry or other trespass into or upon the demised premises, regardless of whether or not such entry and damage is caused by the negligence or fault of Tenant or occurs during or after business hours.

         (c)      WINDOWS:

                  Tenant shall, at its own cost and expense, clean and maintain, including repair or replacement when necessary, all windows in the demised premises. Tenant shall keep and maintain insurance for all glass in the demised premises naming Landlord as additional insured.

         (d)      REFUSE PICK-UP:

                  Tenant shall provide for the removal at least biweekly of all garbage, at its cost and expense and for such purpose obtain a service to pick up rubbish on a regular basis. Garbage and refuse shall be kept in containers or dumpsters.

         (e)      BUILDING CLEANING:

                  Tenant shall, at its cost and expense, take good care of and keep clean and free from debris both the interior and exterior area in front of the demised premises including exterior sidewalks adjacent to the demised premises.

49.      LANDLORD'S REPAIRS:

         During the term of this lease, the Landlord shall only be responsible for structural repairs to the demised premises which shall have been occasioned by the negligent, willful or intentional acts of omission or commission of the Landlord, its agents, employees or invitees. Tenant shall promptly give written notice to Landlord with respect to any damages to the interior or exterior of the demised premises.

50.      LANDLORD'S WORK:

         N/A

51.      "AS IS," "WHERE IS" CONDITION OF DEMISED PREMISES:

     Tenant agrees that Tenant is in occupancy of the demised premises, is familiar with the condition of the demised premises, and Tenant hereby accepts the demised premises on an "AS-IS," "WHERE-IS" basis, in its present condition, subject to all latent and patent defects, damage, and its other conditions, title defects, encumbrances, liens or title conditions, violations, notices of violations, real estate taxes, assessments, and all other matters to which Landlord has agreed to accept or has accepted title to the demised premises from Tenant as Seller under the Contract (hereinafter defined) or otherwise. Tenant acknowledges that neither Landlord nor any agent of Landlord ("Agent") nor any representative of Landlord has made any representation as to the condition of the demised premises or the suitability of the demised premises for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of the demised premises and is not relying on any representation of Landlord with respect thereto. Neither Landlord nor Agent shall be obligated to make any repairs, replacements or improvements of any kind or nature to the demised premises (whether structural or nonstructural and whether or not involving the roof of the building, the building's heating, ventilating and air conditioning system, the demised premises' parking lot, or any other component of the demised premises) in connection with, or in consideration of, this lease.

52.      TENANT RESTRICTIONS:

         (a)      NOISE/ODORS:

                  Tenant covenants and agrees that throughout the demised term it shall not suffer, allow or permit any condition at the demised premises to constitute a nuisance or other violation of law, including without limitation, any offensive or obnoxious vibration, noises, odor, or other undesirable effect, and upon Landlord's notice thereof to Tenant, Tenant shall, within five (5) days thereof, eliminate or control same. If any such condition is not so remedied then Landlord may at its discretion either: (a) remedy such condition and any cost and expense incurred by Landlord therefore shall be deemed additional rent and paid by Tenant to Landlord together with the next installment of rent due hereunder, or (b) treat such failure on the part of the Tenant to remedy such condition as a material default under the provisions of this lease on the part of the Tenant hereunder, entitling Landlord to any of its remedies, pursuant to the terms of this lease. In no event, however, shall the Tenant make any alteration, addition or structural installation in or to the premises or any parts thereof to remedy or cure such default without the prior written consent of the Landlord.

         (b)      TOXIC/HAZARDOUS WASTES:

                  (i) Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the demised premises by Tenant, its agents, employees, contractors or invitees, except in compliance with all applicable laws and in compliance with all required or necessary permits, if any. Tenant further covenants and agrees that it shall not discharge any Hazardous Material in the ground or sewer disposal system, except in compliance with all applicable laws and in compliance with all required or necessary permits, if any. If Tenant breaches the obligations stated in the preceding sentences, or if Tenant's introduction of Hazardous Material on the demised premises results in contamination of the demised premises or any other part of the building or land of which it forms a part or if there is such a discharge during the Term of this Lease, then Tenant shall (A) immediately give Landlord written notice thereof, and (B) indemnify, defend and hold harmless Landlord from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the demised premises or the building or land of which it forms a part, loss or restriction on use of space in the building of land of which it forms a part, reasonable sums paid in settlement of claims, reasonable attorneys', consultants' and other expert fees) which arise during or after the term as a result of such breach, contamination, or discharge. The foregoing indemnification includes, without limitation, costs incurred in connection with any required investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Material within the demised premises caused or permitted by Tenant results in any contamination of the demised premises or any other part of the building or land of which it forms a part, Tenant shall promptly take all actions at its sole expense as are necessary to return the demised premises or any other part of the building or land of which it forms a part to the condition existing prior to the introduction of any such Hazardous Material.

                  (ii) As used herein, the term "Hazardous Material" means: (A) asbestos, petroleum products, and polychlorinated biphenyls, and (B) hazardous or toxic materials, wastes and substances which are defined, determined or identified as such pursuant to all present and future federal, state or local laws, rules or regulations and judicial or administrative interpretations thereof (collectively "Governmental Laws").

                  (iii) Landlord and its agents shall have the right, but not the duty, to inspect the demised premises at any reasonable time and upon reasonable notice to Tenant to determine whether Tenant is complying with the terms of this Article. If Tenant is not in compliance with the provisions of this Article, Landlord shall have the right upon five (5) days written notice (except in the event of an emergency) to immediately enter upon the demised premises to remedy said noncompliance at Tenant's expense and any expense incurred by Landlord shall be paid by Tenant upon demand and shall be deemed additional rent. Landlord shall use reasonable efforts to minimize interference with Tenant's business.

                  (iv) Tenant's obligations under this paragraph 52(d) shall survive the termination of this Lease for any reason.

53.      LIMITATION OF LANDLORD'S LIABILITY AND TENANT'S INDEMNIFICATION:

         (a) None of Landlord, any managing agent, Superior Parties (as defined below), or their respective affiliates, owners, partners, directors, officers, agents and employees (collectively "Landlord's Affiliates") shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by, or resulting from, the negligence or willful acts or omissions of Landlord, or its agents, servants or employees in the operation or maintenance of the demised premises (subject, however, to the doctrine of comparative negligence in the event of negligence on the part of Tenant or any of its contractors). Further, none of Landlord or Landlord's Affiliates, shall be liable (i) for any such damage caused by other persons in, upon or about the demised premises, or caused by operations in construction of any private, public or quasi-public work; or (ii) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the demised premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

         (b) Tenant hereby indemnifies, defends, and holds Landlord and all Landlord Affiliates harmless from and against any and all claims, judgments, liens, causes of action, liabilities, damages, costs, losses and expenses (including, but not limited to reasonable legal, engineering and consulting fees of engineers, attorneys and consultants selected by Landlord) arising from or in connection with (i) the conduct or management of the demised premises or any business therein, or any work or Alterations done, or any condition created (other than by Landlord or Landlord's Affiliates or Agents) in or about the demised premises during either or both of the term of this lease and the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the demised premises pursuant to this Lease, including any and all mechanics and other liens and encumbrances; (ii) any act, omission or negligence of Tenant or any of its subtenants or licensees or their partners, directors, officers, agents, employees, invitees or contractors; (iii) any accident, injury or damage whatsoever (unless caused by Landlord's gross negligence or willful acts or those of its Affiliates or Agents) occurring in, at or upon the demised premises; (iv) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this lease; (v) any breach by Tenant of any of its warranties and representations under this lease; and (vi) any actions necessary to protect Landlord's interest under this lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code. In case any action or proceeding is brought against Landlord or any Landlord Affiliate by reason of any such claim, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (hereinafter defined), shall resist and defend such action or proceeding. Tenant's obligations under this Paragraph 53(b) shall survive the termination of this Lease for any reason.

         (c) The obligations of Tenant hereunder shall not be affected, impaired or excused, and Landlord shall have no liability whatsoever to Tenant, with respect to any act, event or circumstance arising out of (i) Landlord's failure to fulfill, or delay in fulfilling any of its obligations under this lease by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (ii) any failure or defect in the supply, quantity or character of utilities furnished to the demised premises, or by reason of any requirement, act or omission of any public utility or others serving the demised premises beyond Landlord's reasonable control. Tenant shall not hold Landlord or Agent liable for any latent defect in the demised premises, nor shall Landlord be liable for injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the demised premises, or from the pipes, appliances or plumbing work of the same. Tenant agrees that under no circumstances shall Landlord be liable to Tenant for any loss of, destruction of, damage to or shortage of any property; including, but not limited to, Tenant's Property, unless caused by Landlord's gross negligence, willful acts or omissions or those of its Affiliates or Agents.

         (d) Notwithstanding anything to the contrary contained in this lease, the liability of Landlord and Landlord's Affiliates (and of any Successor Landlord hereunder) to Tenant shall be limited to the interest of Landlord in the demised premises, and Tenant agrees to look solely to Landlord's interest in the demised premises for the recovery of any judgment or award against Landlord and Landlord's Affiliates, it being intended that Landlord and Landlord's Affiliates shall not be personally liable for any judgment or deficiency.

54.      UTILITIES:

         Notwithstanding anything previously written anywhere in this lease, Tenant shall bear the cost and expense of the following services and utilities supplied to the demised premises, to the extent incurred during or otherwise attributable to the Term or to Tenant's use or occupancy of the demised premises:

         (a)      all electricity in and about the demised premises;

         (b) fuel for heating purposes in and about the demised premises;

         (c) water and sewer charges assessed against the demised premises; and

         (d) all other utilities and services delivered or otherwise furnished to or for the demised premises.

55.      TENANT'S FAILURE TO VACATE:

         In the event the Tenant does not vacate the demised premises upon the expiration date of this lease, or upon the expiration of any extension or renewal thereof, then and in that event the Tenant shall remain as a month to month Tenant at a monthly rental equal to one hundred and fifty (150%) percent of the monthly rent payable for the month immediately preceding the end of the Term, plus all additional rent due under this lease for any such holdover period and Tenant shall also remain liable for all real estate taxes, insurance and utilities. The acceptance by the Landlord of such rental after the expiration date of this lease shall not be construed as consent to such continued occupancy.

56.      ASSIGNMENT/SUBLET:

         Tenant covenants that it shall not assign this lease nor sublet the demised premises or any part thereof without the prior written consent of Landlord in each instance. Tenant may, without the consent of Landlord, assign or sublet all or any portion of its leasehold to an Affiliate under common control with Tenant or to a successor entity incident to a merger or consolidation or to the Purchaser of substantially all of Tenant's assets.

         Landlord shall not unreasonably withhold its consent to a proposed assignment or sublet, provided:

         (a) Such assignment or sublease shall be for a use which is in compliance with the then existing zoning regulations and the Certificate of Occupancy for the demised premises or the building, and consistent with the use hereinabove set forth;

         (b) At the time of such assignment or subletting, Tenant shall not be in default under the terms, covenants, agreements and conditions of this Lease;

         (c) In addition to any other sums payable hereunder, Landlord shall be entitled to and Tenant shall promptly remit to Landlord, fifty percent (50%) of
(i) any consideration received by Tenant as a result of any assignment of its leasehold interest and/or (ii) the difference between the rent payable by any subtenant and the rent payable under this Lease, in each case net of Tenant's reasonable costs of preparing the demised premises for the assignee or subtenant, reasonable attorneys fees incurred in connection with preparing the assignment or sublet documents and reasonable brokerage commissions paid to an independent, licensed real estate broker.

         (d) In the event of an assignment, the assignee must assume in writing the performance of all of the terms, covenants, conditions, agreements and obligations of the within lease;

         (e) A duly executed duplicate original of said assignment or sublease must be delivered by Certified Mail, Return Receipt Requested to the Landlord at the address herein set forth not less than ten (10) days before the date of said assignment or sublease;

         (f) Such assignment or subletting shall not, however, release the within Tenant from its liability for the full and faithful performance of all of the terms, covenants, agreements, and conditions of this lease, including the payment of rent and additional rent;

         (g) If this lease shall be assigned, or if the demised premises or any part thereof be sublet, underlet or occupied by anyone other than Tenant, Landlord may after default by Tenant, collect rent from the assignee, subtenant, undertenant or occupant, and apply the net amount collected to the rent herein reserved or additional rent due hereunder.

         (h) A request for Landlord's consent to a proposed assignment or proposed sublet shall be deemed Tenant's offer to terminate this lease as of the last day of the calendar month during the term hereof immediately preceding the commencement of such sublease or the effective date of such assignment and to vacate and surrender the demised premises to Landlord on the date fixed in the notice. If Landlord within ten (10) business days after the receipt thereof has not accepted in writing the offer by Tenant to cancel and terminate said lease and to vacate and surrender the demised premises, the lease shall remain in full force and effect and Landlord shall not unreasonably withhold its consent to the proposed assignment or sublet. This subparagraph (i) shall not apply to an assignment or sublet to a parent or other affiliate.

         (i) As additional security for the prompt payment of the rent herein reserved to Landlord, and for the faithful performance and punctual observance of all the other terms, covenants, agreements, and conditions herein contained, Tenant hereby assigns to Landlord all of Tenant's rights, title, and interest in and to any sublease which may be made by Tenant affecting the demised premises, or any part thereof, and in and to the rents due or to become due under the terms of any such sublease. The aforesaid assignment shall take effect, however, only in the event of any default hereunder made or suffered by Tenant and after written notice given by Landlord to the subtenant or subtenants, as the case may be, and shall take effect as to such of said subleases as Landlord shall elect to continue in full force and effect.

57.      COMMENCEMENT DATE:

         In the event that the term of this lease commences or ends on a date other than the first or last of the month, the rent for that month shall be prorated.

58.      TERMINATION:

At the expiration of the term of this Lease or upon the early termination of this Lease, Tenant shall deliver to Landlord any and all equipment belonging to Landlord in working condition, reasonable wear and tear excepted, including equipment installed or replaced by the Tenant. In no event shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other heating or air conditioning equipment, fencing or security gates, or other similar building operating equipment and decorations. However, Tenant, shall have the right to and shall, upon request by Landlord prior to the termination of this lease, shall remove all personal property of Tenant, its movable business and trade equipment (including, without limitation, its racks, and signs prior to the Expiration Date, and upon removal, Tenant shall repair and restore any damage due to such removal and restore the demised premises to a usable condition (as to the racks, Tenant shall cut all related bolts and file or otherwise level them even with the flooring) and a condition substantially in conformity with that of the remaining areas of the demised premises. With respect to its Racks and its refrigeration and freezer equipment only, Tenant shall have up to forty-five (45) days after the end of the Term to remove same, provided that Tenant shall have no right to use, occupy or possess the demised premises during said 45 day period except as may be necessary to remove its racks and its refrigeration and freezer equipment and provided, further, that Tenant in removing its racks and its refrigeration and freezer equipment, shall make all reasonable efforts necessary to minimize interference with the efforts of Landlord or any successor Tenant attempting to install tenant improvements or otherwise to prepare the demised premises for occupancy by another party. Tenant, may, but shall not be obligated to remove its refrigeration and freezer equipment from the demised premises as permitted above.

59.      ESTOPPEL CERTIFICATES:

         Either party shall, from time to time and within ten (10) days after any request by the other party, execute and deliver to the requesting party (and to any other party designated by the requesting party), a statement: (i) certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) certifying the dates to which the rent has been paid; (iii) stating whether the requesting party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default; (iv) stating whether any event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event; and (v) stating whether any substantial rights of the non-requesting party (e.g., options) have been waived. Any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom the requesting party may be dealing, regardless of independent investigation. The non-requesting party also shall include in any such statements such other information concerning this lease as the requesting party may reasonably request.

60.      DEFAULT:

         It is specifically understood and agreed that if either party commences a Summary Proceeding or any other action against the other party due to any violation and/or defaults by the other party in the observance or performances of the terms, covenants, conditions or agreements to be performed or observed by the other party under this Lease, the prevailing party shall bear the cost of the other party's reasonable attorney fees.

61.      MISCELLANEOUS:

         (a) This instrument contains the entire and only agreement between the parties with respect to the leasing of the demised premises. No oral statements or representations or prior written matter not contained herein shall have any force or effect.

         (b) This lease shall not be modified, changed, or amended in any way or except by a writing subscribed by both parties.

         (c) Any reference in the printed portion of this lease to the City of New York and the Administrative Code of the City of New York shall, where applicable, be deemed to refer to the ordinances, rules and regulations of the county, town, village and other governmental authorities with jurisdiction over the demised premises.

         (d) If any term or provision of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this lease shall be valid and enforced to the fullest extent permitted by law.

         (e) This agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (f) Neither this lease nor any memorandum hereof shall be recorded without Landlord's prior written consent.

         (g) Each provision of this Lease which requires the consent or approval of a party shall be deemed to require the same in each instance in which such provision may be applicable. Any consent or approval by a party to or of any act or omission by the other party requiring consent or approval shall not be deemed to waive any future requirement for such consent or approval to or of any subsequent similar act or omission.

         (h) This lease shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both
Landlord and Tenant have contributed substantially and materially to the preparation of this lease. To the headings of various Articles in this lease are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

62.      ALTERATIONS:

         (a) Tenant may, from time to time, at its expense, make alterations or improvements in and to the demised premises (hereinafter collectively referred to as "Alterations"), provided that with respect to any alterations the cost of which exceeds $50,000.00 in the aggregate in any calendar year, Tenant first obtains the written consent of Landlord in each instance. Landlord's consent to Alterations shall not be unreasonably withheld, provided that: (i) the
Alterations are non-structural and the structural integrity of the demised premises shall not be impacted, (ii) the Alterations are to the interior of the demised premises; (iii) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning ("HVAC"), sanitary and other service systems of the demised premises shall not be impacted and the usage of such systems by Tenant shall not be increased beyond their capacity; (iv) Tenant shall have appropriate insurance coverage reasonably satisfactory to Landlord regarding the performance and installation of the Alterations; (v) the Alterations shall conform with all other requirements of this lease; and (vi) Tenant shall have provided Landlord with detailed plans (the "Plans") for such Alterations in advance of requesting Landlord's consent. Additionally, after obtaining Landlord's preliminary consent to the Plans, but before proceeding with any Alterations, Tenant shall, at its expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and shall submit to Landlord, drawings, plans and specifications conforming to and consistent with the plans, and all permits for the work to be done.

         (b) Tenant shall cause the Alterations to be performed in compliance with all applicable permits, laws and requirements of public authorities, and with Landlord's reasonable rules and regulations or any other conditions and restrictions that Landlord may have imposed as a condition to granting its consent to the Alterations. Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the demised premises established by Landlord. Tenant shall obtain all necessary permits and certificates for final governmental approval of the Alterations and shall provide Landlord with "as built" plans, copies of all construction contracts, governmental permits and certificates and copies of paid final lien waivers.

         (c) Tenant shall pay when due all claims for labor and material furnished to the demised premises in connection with the Alterations. Tenant shall not permit any mechanics or materialmen's liens to attach to the demised premises or Tenant's leasehold estate. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after the filing thereof. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand, for all costs and expenses incurred in connection therewith, together with interest thereon at the rate of 18% per annum, which expenses shall include reasonable fees of attorneys of Landlord's choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the demised premises. Any sums due from Tenant pursuant to the preceding sentence shall constitute additional rent under this lease.

63.      LIEN PROHIBITION:

         Nothing contained in this lease shall be deemed to be, or construed in any way as constituting, the consent of Landlord to any person for the performance of any labor or the furnishing of any materials at or to the demised premises or the building and land of which the demised premises are a part, nor as giving Tenant any right, power or authority to contract or permit the performance of any labor or the furnishing of any material which might give rise to the right to record or file a lien against the demised premises or the real property of which the demised premises are a part or against the interests therein of Landlord or Tenant, it being intended that all persons who may perform any labor or furnish any materials to Tenant at the demised premises shall look only to the credit of Tenant and such security as Tenant may furnish to such persons for the payment of all such labor and materials. Landlord does not consent to the recording or filing of any mechanics' or other liens against the leased premises or the real property of which the demised premises are a part or the interest of Landlord or Tenant therein.

64.      FURTHER RE: CASUALTY:

         (a) Notification. Tenant shall give prompt notice to Landlord of (i) any fire or other casualty in the demised premises, and (ii) any damage to or defect in any part or appurtenance of the demised premises' sanitary, electrical, HVAC, elevator or other systems located in or passing through the demised premises or any part thereof.

         (b) Repair Provisions. If the demised premises are damaged by fire or other insured casualty, Tenant shall repair or cause to be repaired the damage and restore and rebuild the demised premises with reasonable dispatch in order to restore the demised premises as nearly as practicable to a condition and fair market value not less than the condition required to be maintained and fair market value thereof, immediately prior to such casualty. All such repair or restoration work shall be undertaken and completed in a good and workmanlike manner and in compliance with all applicable laws, codes, ordinances and recorded instruments, without regard to the sufficiency or immediate availability of insurance proceeds attributable to such damage, and Tenant shall repair the damage to and restore and repair Tenant's Property, with reasonable dispatch after such damage or destruction. All such work by Tenant shall be deemed Alterations for the purposes of this lease.

         (c) To the foregoing, notwithstanding, following any substantial casualty or other damage, Tenant may terminate this Lease in accordance and in compliance with the provisions of paragraph "70" hereof, provided that, in such event only, Tenant shall assign to Landlord all insurance proceeds resulting from such casualty and shall thereafter remain liable for all Rents, Additional Rents, Real Estate Taxes and Insurance Premiums, as provided in paragraph "70".

         (d) No Rental Abatement. Any damage by fire or other casualty caused to the demised premises notwithstanding, Tenant shall remain fully liable for rent and all additional rent without abatement, setoff reduction of any kind and shall remit said sums in accordance with the terms of this Lease.

         (e) Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this paragraph shall govern and control in lieu thereof.

65.      NOTICES:

         Any notice required to be given by either party pursuant to this lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

         If to Landlord:     FR Acquisitions, Inc.
                             311 South Wacker Drive, Suite 4000
                             Chicago Illinois  60606
                             Att: Mr. Johannson Yap and
                                  Mr. Scott McGregor

         With a copy to its
         Regional Office:    First Industrial
                             575 Underhill Boulevard
                             P. O. Box 830
                             Syosset, New York   11791
                             Att: Mr. Jan Burman,
                                  Sr. Regional Director

         With a copy to:     Barack, Ferrazzano, Kirschbaum &
                             Perlman
                             333 West Wacker Drive, Suite 2700
                             Chicago, Illinois  60606
                             Att: Howard Nagelberg and
                                  Suzanne Bessette-Smith

         With an additional
         copy to:            Parker Chapin Flattau & Klimpl, LLP
                             1211 Avenue of Americas
                             New York, New York   10036
                             Att: Miles M. Borden, Esq.

         If to Tenant:       Di Giorgio Corporation
                             380 Middlesex Avenue
                             Carteret, New Jersey 07008
                             Att: General Counsel

         With a copy to:     Di Giorgio Corporation
                             380 Middlesex Avenue
                             Carteret, New Jersey 07008
                             Att: Chief Financial Officer

66.      NET LEASE:

         This is an absolutely net lease, and, except as otherwise specifically provided herein, this lease shall not terminate nor shall Tenant have any right to terminate this lease except as provided in paragraph "70" or paragraph "64"; nor shall Tenant be entitled to any abatement, deduction, deferment, suspension or reduction of, or setoff, defense or counterclaim against, any rentals, charges, or other sums payable by Tenant under this lease; nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of damage to or destruction of the demised premises from whatever cause, any taking by condemnation or eminent domain, the lawful or unlawful prohibition of Tenant's use of the demised premises, the interference with such use by any persons, corporations or other entities unrelated to Landlord, it being the intention that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the annual rental, additional rent and all other charges and sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this lease; and Tenant covenants and agrees that it will remain obligated under this lease in accordance with its terms, and that it will not take any action to terminate, cancel, rescind or void this lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee of, or successor to, Landlord, and notwithstanding any action with respect to this lease that may be taken by a trustee or receiver of Landlord or any assignee of, or successor to, Landlord or by any court in any such proceeding.

67.      LANDLORD'S TITLE:

         Tenant acknowledges that Tenant transferred title to the demised premises to Landlord on the date hereof pursuant to a contract of sale dated February , 1998 ("Contract") and, accordingly, Tenant shall, during the term of this lease:

         (a) remain responsible for complying, at its expense, subject, however, to Paragraph 48(a)(iv) in respect of any required alteration or addition to the demised premises, with the Americans with Disabilities Act of 1990 (42 U.S.C. ss.ss.12101 et. seq.) and the regulations promulgated thereunder (the "ADA"), insofar as the ADA relates to the demised premises. Tenant shall indemnify, defend and hold harmless Landlord from and against all loss, cost, damage or expense (including, without limitation, reasonable attorneys' fees and disbursements) which result from any claim arising out of Tenant's use during the term that the demised premises does not comply with the ADA or the guidelines set forth therein, whether or not Tenant uses the demised premises as a "place of public accommodation" (as defined in the ADA).

68.      RENT PAYMENTS:

         All rent and additional rent and all other sums and charges due under this lease, shall be paid to Landlord in accordance with the payment directions attached hereto as Schedule C or pursuant to such other directions as Landlord shall designate in this lease or otherwise.

69.      SUBORDINATION AND ATTORNMENT:

         (a) This lease, and all rights of Tenant hereunder, are subject and subordinate to all ground leases of the land and building of which the demised premises forms a part (the "Property") now or hereafter existing and to the lien of all mortgages or trust deeds or deeds of trust and all renewals, modifications, replacements and extensions thereof; and to all "Spreaders" and consolidations thereof (all of which are hereafter referred to collectively as "Mortgages"), that may now or hereafter affect or encumber all or any portion of Landlord's interest in the Property. This subordination shall apply to each and every advance made, or to be made, under such Mortgages. This paragraph shall be self-operative and no further instrument of subordination shall be required, however, in confirmation of such subordination, Tenant shall, from time to time, execute acknowledge and deliver any instrument that Landlord may, from time to time, reasonably require in order to evidence or confirm such subordination provided that any such instrument shall provide non-disturbance protection for Tenant. Tenant acknowledges that this lease and the rents due under this lease have been (and, in the future, may be) assigned by Landlord to a Superior
Mortgagee (defined below) as additional collateral security for the loans secured by the Superior Mortgage (defined below) held by such Superior Mortgagee. Any ground lease to which this Lease is subject and subordinate is hereafter referred to as a "Superior Lease", the Lessor under a Superior Lease is hereinafter referred to as a "Superior Lessor," and the lessee thereunder, a "Superior Lessee" and any Mortgage to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Mortgage" and the holder of a Superior Mortgage is hereinafter referred to as a Superior Mortgagee.

         (b) In the event that Landlord breaches or otherwise fails to timely perform any of its obligations under this lease, Tenant shall give, by registered or certified mail, return receipt requested, written notice of such alleged breach or default to Landlord and to each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished, in writing, to Tenant. Any or all of Landlord, a Superior Mortgagee or Superior Lessor may remedy or cure such breach or default within thirty (30) days following the giving of such notice; provided, however, that said thirty (30) day cure period shall be automatically extended in the event that the breach or default cannot, by its nature, be cured within thirty (30) days and one or more of Landlord, the Superior Mortgagee or the Superior Lessor is diligently proceeding to cure said default.

         (c) If any Superior Lessor or Superior Mortgagee (whether by receiver or otherwise) shall succeed to the rights of Landlord hereunder or comes into possession of the Property or any part thereof, then, at the request of such party (hereinafter referred to as a "Successor Landlord"), Tenant shall attorn to and recognize each Successor Landlord as Tenant's landlord under this lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to further evidence such attornment. Tenant hereby acknowledges that in the event of such succession, then from and after the date on which the Successor Landlord acquires Landlord's rights and interest under this lease (the "Succession Date"), the rights and remedies available to Tenant under this Lease with respect to any obligations of any Successor Landlord shall be limited to the equity interest of the Successor Landlord in the Property; and the Successor Landlord shall not (i) be liable for any act, omission or default of Landlord or other prior lessor under this lease if and to the extent that such act, omission or default occurs prior to the Succession Date; (ii) except as required under Paragraphs 49 and Paragraph 9 of this lease, be required to make or complete any tenant improvements or capital improvements or to repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage casualty or condemnation; or (c) be required to pay any amounts to Tenant that are due and payable, under the express terms of this lease, prior to the Succession Date. Additionally, from and after the Succession Date, Tenant's obligation to pay the annual rental rate or additional rent or any other sum due the Landlord under this lease, shall not be subject to any abatement, deduction, set-off or counterclaim against the Successor Landlord that arises as a result of, or due to, a default of Landlord or any other lessor that occurs prior to the Succession Date. Moreover, no Successor Landlord shall be bound by any advance payments of the annual rental rate or additional rent or any other sum due the Landlord under this lease made prior to the calendar month in which the Succession Date occurs nor by any Security that is not actually delivered to, and received by, the Successor Landlord. To the provisions of this Paragraph 69(c) shall be self operative upon demand of such Superior Lessor or Superior Mortgage and no further instrument shall be required to give effect to such provisions.

70.      TENANT'S RIGHT TO CANCEL:

         (a) Notwithstanding anything to the contrary herein, Tenant shall have the right and option to cancel this lease, subject to the conditions described below in paragraph 70(b) provided that the Tenant shall serve a written notice to such effect upon Landlord by certified mail, return receipt requested not less than sixty (60) days before the proposed date of cancellation ("Effective Date"). If Tenant shall exercise such option, this lease and the term hereof shall expire and terminate on such Effective Date with the same effect as if that were the date originally set forth herein for the expiration of the term hereof, and Tenant shall vacate and surrender the demised premises to Landlord, in the manner and condition required by this lease, on or before such date as if such date were the date originally set forth herein for the expiration of the term hereof.

         (b) The above described right of cancellation shall be effective and binding on Landlord if and only if:

                  (i) such notice is sent by the Tenant named herein, such right being personal to such Tenant and not transferable to any assignee or subtenant.

                  (ii) Tenant shall not be in default under any of the terms, covenants, conditions, and provisions of this lease at the time of any such notice or on the Effective Date, beyond applicable notice and grace period, if any.

               (iii) Tenant shall remit to Landlord, simultaneous with its delivery of the aforesaid notice, a lump sum payment equal to all Rent and Additional Rent due under the Lease through the expiration of the Term and Tenant shall thereafter remit to Landlord, on an as accrued basis, all real estate taxes and insurance premiums relating to the demised premises during the remainder of the Term provided Landlord continues to own the premises. Except as provided in this paragraph 70 and in paragraph 64(c), if applicable, following the Effective Date, Tenant shall have no other or further obligations with respect to the Lease or the demised premises.

         (c) If and only if, Landlord lets the Premises to another tenant for all or a portion of the remaining Term of this Lease, and provided Tenant has remitted to Landlord all of the sums required under the terms of this paragraph "70", then within thirty (30) days of the end of this Lease (without taking into consideration, for purposes of setting this date, Tenants prior cancellation) Landlord shall remit to Tenant, after deducting all "reletting" expenses, the aggregate amount of any base rent and additional rent (for real estate taxes and insurance premiums only) collected up to a maximum of the amount remitted to Landlord by Tenant incident to its cancellation under this paragraph "70". For purposes of this paragraph, reletting expenses shall include all related broker's commissions, advertising costs, tenant improvements, maintenance, rent concessions, repairs to the premises, legal fees and other related costs.

71.      NO NEW CONTRACTS:

         During the term of the Lease, Tenant shall not enter into any Contract, agreement or arrangement for the provision of goods or services to be performed, delivered at or otherwise benefitting the Premises, which shall survive the term of the lease unless same may be terminated by Tenant or its successor on no more than 30 days notice.

72.      OPTION TO RENEW:

         So long as no Default shall have occurred and be continuing on either the last day of the initial term or on the day Tenant purports to exercise the option granted by this paragraph, Tenant may elect to extend and renew the term for one (1) additional term of five (5) years (the "Option Term"). Such election shall be exercised by Tenant giving Landlord written notice not less than one hundred eighty (180) days prior to the expiration of the initial term. Time will be of the essence with respect to the giving of notice by Lessee of its election to extend the term. The Rent payable during the Option Term shall be as set forth on Schedule A and all other terms of this Lease shall continue in full force and effect throughout the Option Term, except that Tenant shall have no further option to extend or renew this Lease.


                                       FR ACQUISITIONS, INC., a
                                       Maryland Corporation


                                       By:
                                           Name:
                                           Title:


                                       Di GIORGIO CORP., a Delaware
                                       corporation


                                       By:  /s/ Lawrence S. Grossman
                                           Name:  Lawrence S. Grossman
                                           Title:  Vice President

                                  SCHEDULE "A"
                                 RENTAL SCHEDULE



COMMENCEMENT DATE:                     Date of closing of the Contract.

EXPIRATION DATE:                       To the last day of the Second Lease Year
                                       or earlier upon default or otherwise as
                                       provided in this Lease.

OPTION PERIOD:                         Five (5) years from the expiration of the
                                       initial Term, if and only if Tenant duly and timely exercises its renewal option in accordance with the terms of the Lease.

LEASE YEAR:                The term "Lease Year" shall mean a period of time
                           conforming to the following:  The first "Lease
                           Year" of the term of this lease shall mean the period beginning on the Commencement Date and ending on the date 12 months after the Commencement
                           Date, the second Lease Year of the term of this lease shall commence on the day following the last day of the first Lease Year and end l2 months thereafter.

         TERM                         MONTHLY                       ANNUALLY
         ----                         -------                       --------
FIRST LEASE YEAR                     $127,125.00                  $1,525,500.00
SECOND LEASE YEAR                    $127,125.00                  $1,525,500.00
FIRST OPTION YEAR                    $137,295.00                  $1,647,540.00
SECOND OPTION YEAR                   $137,295.00                  $1,647,540.00
THIRD OPTION YEAR                    $137,295.00                  $1,647,540.00
FOURTH OPTION YEAR                   $137,295.00                  $1,647,540.00
FIFTH OPTION YEAR                    $137,295.00                  $1,647,540.00

                                  SCHEDULE "B"
                             RENT PAYMENT DIRECTIONS







                               MAILING DIRECTIONS:

Rent sent through the U.S. Postal Service (other than by overnight delivery) shall be addressed as follows:

                             FIRST INDUSTRIAL, L.P.
                                 P.O. BOX 13581
                          NEWARK, NEW JERSEY 07188-3581












                              COMMERCIAL OVERNIGHT
                              DELIVERY DIRECTIONS:

Rent sent by a commercial overnight delivery service such as Federal Express, UPS, First Priority Overnight Mail or other comparable overnight delivery service shall be addressed as follows:

                             Northern Trust Company
                                 801 South Canal
                                    4th Floor
                               Receipt & Dispatch
                             Chicago, Illinois 60607
                          Attn: First Industrial, L.P.
                               Lock Box No. 75631





NOTE:  ALL CHECKS SHOULD BE MADE PAYABLE TO FIRST INDUSTRIAL, L.P.

                               LEASE SCHEDULE "C"

                               REQUIRED INSURANCE


         (a) "All-Risk" Property and Loss of Income Coverage for Tenant's Property. "All Risk" (including without limitation earthquake and flood) (i) property insurance on a replacement cost basis, covering all structural and non-structural elements of the building which forms a part of the demised premises, all alterations, building systems, fixtures, whether or not attached to, or built into, the demised premises, which are installed in the demised premises, all in an amount not less than the full replacement cost of all such property and providing coverage for all risks, including fire and extended coverage, sprinkler leakage, water damage, water damage legal liability, rental insurance, and public liability and property damage insurance (combined single limit) with respect to any accident or casualty occurring therein or with respect thereto (ii) loss-of-income insurance in an amount sufficient to assure that Landlord shall recover the loss of any rental income due and owing to Landlord from Tenant under the terms of this lease, which coverage shall provide such protection to Landlord for a period of not less than the unexpired term of the Lease, as the same may have been extended. To the total amount of the deductible required under each policy providing such coverage shall be no more than $25,000.00 per loss. Landlord and any other parties designated by Landlord (including, but not limited to, its beneficiary, its general and limited partners, and Superior Mortgagees and/or Superior Lessors) shall be included as loss payee(s).

         (b) Liability Coverage. Commercial general public liability and comprehensive automobile liability (and, if necessary to comply with any conditions of this Lease, umbrella liability insurance) covering Tenant against any claims arising out of liability for bodily injury and death and personal injury and advertising injury and property damage occurring in and about the demised premises, and/or the Property and otherwise resulting from any acts and operations of Tenant, its agents and employees, with limits of not less than total limits of $2,000,000.00 per occurrence and $5,000,000.00 annual general aggregate, per location. To the total amount of a deductible or otherwise self-insured retention with respect to such coverage shall be not more than $50,000.00 per occurrence. Such insurance shall include, inter alia: (i) "occurrence" rather than "claims made" policy forms unless such "occurrence" policy forms are not available; (ii) any and all liability assumed by Tenant under the terms of this lease, to the extent such insurance is available;(iii) Landlord and any other parties designated by Landlord or Agent (including, but not limited to, its beneficiary, its general and limited partners, and Superior Mortgagees and/or Superior Lessors) shall be designated as Additional Insured(s) with respect to (x) the demised premises, and (y) all operations of Tenant, and
(z) any property and areas and facilities of Landlord used by Tenant, its employees, invitees, customers or guests; and (iv) severability of insured parties and cross-liability so that the protection of such insurance shall be afforded to Landlord and its designees in the same manner as if separate policies had been issued to each of the insured parties.

         (c)  Workers'   Compensation   Coverage.   Workers'   compensation  and
employer's liability insurance as required by the laws of New York State, unless Tenant is permitted under applicable law to be self insured in this regard.

         All insurance policies required under this lease Schedule shall: (i) be issued by companies licensed to do business in the State in which the Property is located and acceptable to Landlord and any Superior Mortgagees, Superior Lessors and any other party having any interest in the Property; (ii) not be subject to cancellation or material change or non-renewal without at least thirty (30) days' prior written notice to Landlord and any other parties designated by Landlord (A) to be loss payee(s) or additional insured(s) under the insurance policies required from Tenant, or (B) to receive such notices;
(iii) be deemed to be primary insurance in relation to any other insurance maintained by Landlord or Agent; and (iv) at the sole option and discretion of Landlord, include other appropriate endorsements or extensions of coverage typically carried by triple net tenants or owners of similar properties as would be reasonably required of Landlord by any Superior Mortgagees, Superior Lessors or any other party having any interest in the Property.